CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statements of Additional Information constituting parts of this Post -Effective Amendment No. 25 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 11, 1998, relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Reports to Shareholder of the John Hancock Global Health Sciences Fund, John Hancock Pacific Basin Equities Fund and the John Hancock European Equity Fund, which appear in such Statements of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Independent Auditors" in such Statements of Additional Information and to the references to us under the headings "Financial Highlights" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 23, 1999




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